Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 18, 2003, except as to Note 20, which is as of March 13, 2003 relating to the financial statements and financial statement schedule of ProxyMed, Inc., which appears in ProxyMed, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida
March 9, 2004